                                                                  EXHIBIT 10.17

                                     LEASE


     This Agreement is an Indenture of Lease between LANDLORD and the TENANT hereinafter named relating to a portion of the property located at 121 Higgins Street, Worcester, Massachusetts.

The parties hereto hereby agree, each to the other, as follows:

                                   ARTICLE I

1.1 Introduction: The following sets forth the basic data and definitions of terms contained in this Indenture of Lease.

1.2  Basic Data.

     DATE:                        March  5,  1998

     LANDLORD:                    Harold W. Slovin

     TENANT:                      K & D MagMotor Corp.

     GUARANTOR:                   SatCon Technology Corporation

     MAILING ADDRESS
     OF LANDLORD:                 121 Higgins Street
                                  Worcester, MA 01606

     MAILING ADDRESS
     OF TENANT:                   121 Higgins Street
                                  Worcester, MA 01606

     TERM: The term of this Lease, subject to prior termination as hereinafter provided, shall be five (5) years, commencing April 1, 1998, and ending March 31, 2003. Notwithstanding the foregoing, two (2) weeks prior to the commencement of the term TENANT shall have access to the premises for purposes of installing cabling, telephones and other equipment.



                                   ARTICLE II

                                Leased Premises
                                ---------------

2.1 The leased premises (hereinafter sometimes referred to as the "premises" or the "demised premises") shall be approximately 17,000 square feet of Space in the front portion of the building facing Higgins Street, located at 121 Higgins Street, Worcester, Massachusetts as set forth in the plan hereto as Exhibit A, along with the right to use in common with other tenants the parking for the premises and the hall leading into the boiler room. TENANT shall have available to it no less than 25 parking spaces.

                                  ARTICLE III

                                As is Condition
                                ---------------

3.1 The premises are demised to the TENANT in "as is condition", except that, LANDLORD agrees to do the work set forth in Exhibit B hereof, some of the cost of which shall be shared by TENANT as set forth therein and LANDLORD agrees to remove all debris from the premises and to deliver the premises in broom clean condition. TENANT shall not make any material structural or nonstructural alterations, addition or improvement, in or to the demised premises without first having obtained the prior written approval of LANDLORD. Any such allowed work shall be at TENANT'S own cost and expense. Such approval by the LANDLORD as to nonstructural alterations shall not be unreasonably withheld. Any alterations, either structural or nonstructural, made by TENANT shall be done in a good workmanlike manner in compliance with all buildings and zoning codes. TENANT agrees to pay, promptly when due, the entire cost of any work done on the premises by TENANT, his agents, employees, or independent contractors, and not to cause or permit any liens for labor and materials performed or furnished in connection therewith to attach to the premises or building and to immediately discharge any such liens which may so attach. Any such alteration, addition or improvement shall become part of the realty, unless LANDLORD, by notice given to TENANT at the time TENANT seeks LANDLORD'S approval thereof, provides written notice to TENANT that LANDLORD shall, require its removal at the end of the term.


                                   ARTICLE IV

                                      Rent
                                      ----

4.1 During the first year of this Lease, the TENANT shall pay to the LANDLORD as annual rent the sum of $71,500.00, payable in monthly installments on the first day of each and every month during the term hereof as follows: for the first three months $3,000.00 each, for the next nine months $6,944.44 each. The rent for each succeeding year, payable in equal monthly installments, in advance, shall be 103% of the annual rent for the preceding year of the Lease.

4.2 TENANT shall pay to LANDLORD a late charge for any rental payment, including payments of TENANT'S percentage interest set forth in Section 4.3 below, which is more than five (5) days late, equal to 1% of the amount due for each month or portion thereof during which the arrearage continues.

4.3 TENANT shall pay to LANDLORD as additional rent hereunder TENANT'S percentage, as defined below, of the following costs and expenses relating to the leased property: insurance, real estate taxes, water and sewer charges (unless separately metered), snow removal and yard maintenance which may arise or become due during the term of this Lease. TENANT'S percentage shall be that percentage that the square footage of the leased premises bears to the usable square footage of the entire building, which it is agreed is 54.8%. TENANT agrees to pay each month as additional rent an amount which LANDLORD reasonably calculates to be TENANT'S total yearly costs for such expenses divided by 12, with a reconciliation at the end of each year. The initial estimated monthly charge to be paid by TENANT for such expenses is $1,300.00. At the end of each lease year, LANDLORD shall furnish TENANT with a breakdown of all such expenses and TENANT shall pay within ten days of receipt of such breakdown any additional amounts owing by TENANT, or if LANDLORD owes a refund to TENANT, TENANT may deduct the amount thereof from the next monthly rental payment, or if the lease has terminated, LANDLORD will reimburse TENANT such amount or offset it against any amounts owing by TENANT to LANDLORD.

                                   ARTICLE V

                                   Utilities
                                   ---------

5.1 In addition to the foregoing, the TENANT shall pay all charges for heat, electricity, gas, telephone and all other utility services furnished to the leased premises and shall hold the LANDLORD harmless for and on account of any liability which may be imposed upon the LANDLORD with respect to the aforesaid. TENANT shall make TENANT'S own arrangements for such utilities and services and LANDLORD shall be under no obligation to furnish utilities to the demised premises and shall not be liable for any interruption or failure in the supply of any such utilities to the demised premises, unless caused by LANDLORD'S negligence or willful misconduct.

                                   ARTICLE VI

                                Security Systems
                                ----------------

6.1 LANDLORD provides no security system to the demised premises. The previous TENANT in the demised premises had a security system, and if TENANT desires a security System TENANT may take whatever steps are necessary to activate that security system which activation, maintenance and monitoring shall be at TENANT'S sole cost, risk and expense.


                                  ARTICLE VII

7.1 LANDLORD shall be responsible for snow removal from driveways and parking, areas and for the general maintenance of such areas.

7.2 Except as otherwise provided, LANDLORD agrees to maintain foundations structural portions and the exterior of the building located on the demised premises (except glass and glass windows and doors) in the same condition the same are now in or may hereafter be placed in by the LANDLORD, reasonable wear and tear and damage (not insured against) caused by any act of vandalism of TENANT or any act of negligence of the TENANT, TENANT'S employees, agents, licensees, contractors and customers excepted. Furthermore, LANDLORD to pay for the replacement of an element of the heating, ventilating and air conditioning systems that needs replacement, except any element of such systems which costs less than ONE THOUSAND ($1,000.00) DOLLARS, which replacement shall be TENANT'S responsibility

7.3 LANDLORD agrees that within a reasonable time after written notice by the TENANT to LANDLORD, the LANDLORD shall make such repairs as provided in the preceding Section 7.2 to the demised premises as are specified in said notice, to the extent that they are reasonably necessary for the TENANT'S occupancy, but the LANDLORD shall not be obligated to make repairs which the TENANT is otherwise obligated to make hereunder, or if the conditions were caused by the fault, breach of contract, or negligence of the TENANT, TENANT'S servants, agent, licensees or contractors or as a result of any use to which the premises have been put by the TENANT or, in any such case, by any one acting for or on behalf of the TENANT, except to the extent there is insurance proceeds available to LANDLORD to make such repairs. The LANDLORD shall not be responsible for a failure to perform caused by inability to obtain materials or labor from usual sources due to strikes or labor difficulties or to causes beyond the LANDLORD'S reasonable control.


                                 ARTICLE VIII

                                    Trash
                                    -----

8.1 The TENANT shall keep and maintain the entire demised premises clean and free from rubbish, trash and garbage, except such rubbish, trash and garbage as it shall store in closed containers. TENANT shall be responsible for the regular removal of such rubbish, trash and garbage.


                                  ARTICLE IX

                                Use of Premises
                                ---------------

9.1 The TENANT shall use the premises for light assembly and manufacturing and uses ancillary thereto, and shall not change such usage without the LANDLORD'S written consent.

9.2 The TENANT shall keep the demised premises equipped with all safety appliances which may be required by any governmental authority and shall keep the drains empty and clean. TENANT shall obtain all necessary permits and licenses for its operation, comply with the orders and regulations of all governmental authorities having jurisdiction and conform to all rules and regulations of the local Board of Fire Underwriters, the Department of Environmental Protection and similar bodies, and install all firefighting and fire-prevention equipment required by any such Board or governmental body.

9.3 The TENANT shall, at all times, operate TENANT'S business in complete compliance with all local, state and federal laws regarding environmental protection and the storage, use and disposal of hazardous substances as such may be defined under any local, state or federal law.


                                   ARTICLE X

                           Assignment or Subletting
                           ------------------------

10.1 Notwithstanding any other provisions contained herein, the TENANT will not assign this Lease, nor sublet the whole or any part of the demised premises without the LANDLORD'S written consent, which consent shall not be unreasonably withheld. Any such assignment shall not, in any way, release the TENANT from TENANT'S obligations hereunder the LANDLORD'S express written consent.

10.2 If the Lease is assigned, or the premises sublet, pursuant to Section 10.1 hereof, the TENANT named herein, and any subsequent assignee of TENANT, shall each be, Jointly and severally, liable for the obligation to pay the rent, and other amounts provided to be paid under the Lease during the remaining term. Furthermore, such assignee or sublessee shall agree directly with the LANDLORD to be bound by all of the obligations of the TENANT hereunder, including this covenant against further assignment or subletting.

10.3 If the TENANT is a corporation, or if the interest of the TENANT is assigned with the consent of the LANDLORD to a corporation, trust or other entity having transferable shares within the permissible provisions hereof, a sale, transfer or other assignment of a majority interest of the shares of said entity shall constitute an assignment of this Lease within the meaning of this Article.



                                  ARTICLE XI

                             Tenant's Maintenance
                             --------------------

11.1 Except for the work to be done by LANDLORD pursuant to Exhibit B, TENANT agrees to accept the demised premises and adjoining land area in the condition existing on the date of this Lease.

During the term hereof TENANT shall keep and maintain all of the demised Premises, in the same condition the same are in at the time of the letting, or which may thereafter be put in during the continuance of the term, reasonable wear and use, damage by fire or other unavoidable casualty excepted, and TENANT shall keep and maintain the interior of the premises in neat and clean condition. In furtherance thereof, TENANT shall perform ordinary maintenance to interior walls, floors, ceilings, plumbing, electrical, air conditioning and HVAC system, ventilating and heating units servicing the demised premises, except the furnace.

Furthermore,TENANT shall be responsible for capital replacements of any element of heating, ventilation and air conditioning systems costing less than ONE THOUSAND ($1000.00) dollars.

11.2 If repairs are required to be made by the TENANT pursuant to the terms hereof, LANDLORD may demand that the TENANT make the same forthwith in case of emergency, and as soon as reasonably possible in all other cases, and if the TENANT refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, the LANDLORD may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to the TENANT for any loss or damage that may accrue to TENANT'S stock or business by reason thereof, and if the LANDLORD makes or causes such repairs to be made, the TENANT agrees that TENANT will, forthwith, on demand pay to the LANDLORD the reasonable cost thereof, and if it shall default in such payment the LANDLORD shall have the remedies provided in Article XXII hereof.


                                  ARTICLE XII

                         Landlord's Access to Premises
                         -----------------------------

12.1 The LANDLORD shall have the right to enter upon the demised premises at all reasonable business hours, subject to TENANT'S reasonable security regulations, (and, in the event of emergency, then at all times, not subject to TENANT'S reasonable security regulations) for the purpose of inspecting the same, showing, it to a prospective purchaser, or of making, repairs to the demised premises; provided, however, that except in an emergency, LANDLORD shall give TENANT twenty-four (24) hours notice of LANDLORD'S intent to enter the premises.

12.2 For a period commencing six (6) months prior to the termination of TENANT'S occupancy of the demised premises, LANDLORD may have reasonable access for the purpose of exhibiting, same to prospective tenants and LANDLORD may erect and display signs advertising the premises for rent on the exterior of the building, and elsewhere on the premises, if a new lease has not been executed.


                                 ARTICLE XIII

                                   Insurance
                                   ---------

13.1 LANDLORD'S insurance for which TENANT shall pay its percentage share as provided in Section 4.3 hereof, shall be all risk of perils coverage insurance, covering the building upon the leased premises against loss or damage by other risks now or hereinafter embraced by "all risk of perils", in an amount equal to the replacement cost of the premises as annually determined by the insurance company so insuring the premises and such additional insurance as normally covers similar premises. Upon request by TENANT, LANDLORD shall provide TENANT with a copy of the insurance policy declarations page or certificate of insurance evidencing such coverage.

13.2 TENANT agrees to maintain in full force, from the date upon which the TENANT first enters the premises for any reason, and throughout the term of this Lease, and, thereafter, so long as TENANT is in occupancy of any part of the premises, commercial general liability and property damage insurance indemnifying the LANDLORD (and such other persons as are in privity of estate with LANDLORD as may be set out in notice from time to time) and TENANT harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages arising on or about the premises, in the usual form of such coverage from time to time available in Massachusetts. The minimum limits of liability of such insurance shall be basic coverage of $1,000,000 for bodily injury or death and $1,000,000 with respect to damage to property.

13.3 Each policy of insurance shall be with an insurance carrier rated "A" or better by Best Ratings and shall be non-cancelable and non-amendable with respect to LANDLORD and LANDLORD'S said designees without twenty (20) days prior notice to LANDLORD, and a certificate thereof as to the insurance under Sections
13.2 shall be delivered to LANDLORD.

13.4 The TENANT agrees to insure the fixtures and personal property belonging to TENANT on the demised premises to at least eighty (80%) percent of their full fair market value.

13.5 The TENANT covenants and agrees that TENANT will not do or permit anything to be done in or upon the demised premises or bring in anything or keep anything therein which shall increase the rate of insurance on the premises or on the buildings located thereon, above the standard rate applicable to the premises being occupied for the use to which the TENANT has agreed to devote the premises.

                                  ARTICLE XIV

                             Waiver of Subrogation
                             ---------------------

14.1 LANDLORD and TENANT hereby release the other from any and all liability or responsibility to the other or any one claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by fire insurance or any of the policies of extended coverage or supplementary contract casualties, even if such fire or supplementary contract casualty is due to the negligent act or omission of such other party, or any one for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies: (i) permit this waiver of subrogation without adversely affecting or impairing the insurance; or (ii) contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

14.2 LANDLORD and TENANT each agree to notify their insurance carriers of the existence of this provision and, if necessary, to request its insurance carriers to include in its policy such a clause or endorsement. If extra costs shall be charged therefore, the party requesting such clause or endorsement for its benefit shall pay such entire cost.



                                   ARTICLE XV

                                   Liability
                                   ---------

15.1 To the maximum extent this Agreement may be made effective according to law and, except as otherwise prohibited by Chapter 186 Section 15 of the Massachusetts General Laws, TENANT agrees that LANDLORD shall not be responsible or liable to TENANT, or those claiming by, through or under TENANT, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or otherwise, or for any loss or damage resulting to TENANT or those claiming by, through or under it, or Its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes, except for loss or damage which results from the intentional acts or negligence of LANDLORD, its agents or employees not covered by insurance.

15.2 To the maximum extent this Agreement may be made effective according to law and, except as otherwise prohibited by Chapter 186, Section 15 of Massachusetts General Laws, TENANT agrees to use and occupy the premises and to use such other portions of the common areas as it is herein given the right to use, at its own risk, and LANDLORD shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of TENANT, except due to LANDLORD'S negligence or intentional actions and those of LANDLORD'S agents and employees. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the term of this Lease and during, such further period as TENANT may use or be in occupancy of any part of the premises.

15.3 TENANT covenants and agrees to defend LANDLORD and to save LANDLORD harmless and indemnified (to the extent permitted by law) from and against any and all claims, actions, loss, damages, liability and expense in connection with loss of life, personal injury and damage to property, whether arising, out of or resulting, from any occurrence in the demised premises, or any party thereof, including the ways and sidewalks, adjacent thereto, or out of or from any work undertaken by TENANT under this Lease, which is wholly or in part occasioned by or in any way connected with any act, neglect, failure to perform the obligations imposed on TENANT by this Lease or any breach thereof, or any omission of TENANT, TENANT'S agents contractors, employees, licensees or invitees, or of any other person occupying space in the demised premises.


                                  ARTICLE XVI

                                Quiet Enjoyment
                                ---------------

16.1 The LANDLORD covenants and agrees with the TENANT that upon TENANT paying the rent and performing all of the covenants and conditions aforesaid on TENANT'S part to be observed and performed, the TENANT shall and may peaceably and quietly have, hold and enjoy the premises hereby demised for the term aforesaid, subject, however, to the terms of the Lease.


                                  ARTICLE XVII

                              Landlord's Transfer,
                              --------------------

17.1 If the interest of the LANDLORD shall be transferred by conveyance or be taken or repossessed or foreclosed, TENANT agrees to be bound to the LANDLORD'S successor in interest under all of the terms, covenants and conditions of this Lease for the balance of the term remaining and any extensions or renewals thereof and TENANT'S attornment hereunder is to be effective and self-operative without the execution of any further instruments on the part of any of the parties provided, however, that TENANT shall be under no obligation to pay rent to such successor until the TENANT has received notice in writing, signed by LANDLORD, that any other party has succeeded to the interest of the LANDLORD.

17.2 The TENANT acknowledges and agrees that assignment by the LANDLORD of the LANDLORD'S interest in this Lease or in the rent payable under the provisions of this Lease, whether conditional or otherwise, made to the holder of a mortgage which includes the demised premises, shall not be treated as an assumption by such mortgagee of the obligations and duties of the LANDLORD hereunder, unless the mortgagee shall specifically agree with the TENANT hereunder, and the same shall not be treated as an assumption by said mortgagee of the LANDLORD'S obligations hereunder except upon foreclosure and the taking of possession of the demised premises by the said mortgagee and upon notice by said mortgagee of its assumption of the duties to be performed and observed by the LANDLORD hereunder, from the date of such assumption.

17.3 Any voluntary transfer or conveyance of LANDLORD'S interest hereunder shall be made subject to this Lease


                                 ARTICLE XVIII

                             Tenant's Subordination
                             ----------------------

18.1 The TENANT agrees that upon request of the LANDLORD or the holder of the LANDLORD'S interest, the TENANT will subordinate this Lease to any mortgage now or hereafter placed against the land or building of which the demised premises are a part, with the same force and effect as if said mortgage were executed, delivered and recorded prior to the execution and delivery of the Lease; provided, however, that the LANDLORD shall deliver to the TENANT an agreement by the mortgagee whereby the mortgagee assents to the Lease and agrees with the TENANT that in the event of any entry by the mortgagee to foreclose the mortgage, or in the event of a foreclosure of the mortgage, by entry or by sale, the TENANT, if TENANT is not then in default beyond applicable grace or cure periods with respect to any of the covenants or conditions of this Lease to be performed or observed by the TENANT, shall enjoy the demised premises for the remainder of the unexpired term or any peaceably hold and conditions as are contained in this Lease and extensions upon the same terms, covenants without any hindrance or interruption from the mortgagee.

18.2 The TENANT does hereby covenants with the mortgagee in consideration of the foregoing that in the event of a foreclosure the TENANT will recognize the mortgagee as its LANDLORD for the remainder of the unexpired term of the Lease upon the covenants and conditions hereof to be performed and observed by the TENANT, which recognition shall not be considered a release of any remaining obligations still owing by the LANDLORD to the TENANT.

18.3 As used herein, wherever the context so requires or admits the word "mortgagee" shall include any person claiming through or under the mortgagee or the mortgage including, but not limited to, any purchaser at foreclosure sale, and the word "TENANT" shall include the TENANT'S successors and assigns.

18.4 The TENANT agrees that TENANT will, upon the request of the LANDLORD, execute, acknowledge and deliver any and all instruments which the LANDLORD may, from time to time, reasonably request in order to effect such subordination. As used herein, the term "mortgage" shall include any modification, consolidation, extension, renewal, replacement or substitution of any existing or subsequent mortgage on the property.


                                  ARTICLE XIX

                                Eminent  Domain
                                ---------------

19.1 In the event that all of the leased premises shall be taken in condemnation proceedings or by exercise of eminent domain, this Lease shall terminate as of the date of said taking and the TENAINT shall surrender possession of the leased premises to the LANDLORD. The award for such taking, shall belong to the LANDLORD and the TENANT shall have no right to make any claim for loss for the value of the TENANT'S leasehold interest. The TENANT shall be entitled to make claim in TENANT'S own name to the condemning authority for the value of any furniture, trade fixtures or personal property of any kind belonging to the TENANT or for the cost of moving any or all of the same, and any such award made directly to the TENANT shall belong entirely to the TENANT.

19.2 In the event that only a part of the Demised Premises shall be so taken or condemned then:

          A. If substantial structural alteration or reconstruction of the building shall be necessary or appropriate as a result of a taking or condemnation, LANDLORD or TENANT, at their option, may terminate this Lease and the term and estate hereby created by giving written notice to the other within sixty (60) days following the date the LANDLORD shall have received, notice of the vesting of title in the condemning authorities whereupon this Lease shall terminate sixty (60) days from the date of said notice from one party to the other.

          B. If only a part of the premises is taken and if this Lease is not terminated under the provisions of the preceding subparagraph, then this Lease shall remain in full force and effect, except the TENANT shall be entitled to a pro rata reduction in the rent.


                                   ARTICLE XX

                            Fire or Other Casualty
                            ----------------------

20.1 Except as hereinafter provided, damage to or destruction of any portion of the improvements of the leased premises by fire or any other cause shall not terminate this Lease or entitle the TENANT to surrender the leased premises or to any abatement of or reduction of the rent payable by the TENANT or otherwise affect the respective obligations of the LANDLORD or TENANT.

          A. If a substantial portion of the leased Premises shall be damaged or destroyed, the LANDLORD may terminate this Lease by giving, written notice to the TENANT within sixty (60) days of such damage and destruction, whereupon this Lease shall terminate sixty (60) days from the date of said notice.

          B. In the event this Lease is not so terminated, the LANDLORD shall proceed with due diligence to collect the proceeds of any available insurance and shall restore the leased premises to at least as good a condition as existed immediately prior to the casualty provided, however, that the LANDLORD shall not be required to pay or advance any sums in excess of the insurance proceeds paid to it.

          C. Notwithstanding, the foregoing, either party shall have the night to terminate this Lease if the demised premises shall be damaged or destroyed and (i) cannot reasonably be expected to be repaired and ready for reoccupancy, or (ii) are not in fact actually repaired and ready for reoccupancy at or within four (4) months from the date of such destruction.

          D. In the event of any damage, the rent and other charges herein reserved shall be abated on an equitable basis according to the nature, location and extent of the damage until such damage shall have been restored as herein provided.

                                  ARTICLE XXI

                           Tenant's Personal Property
                           --------------------------

21.1 LANDLORD hereby acknowledges that LANDLORD has no claim to any of the personal property of the TENANT as a result of such personal property being affixed to the demised premises. TENANT may remove such property at TENANT'S discretion, but shall not damage the demised premises during such removal and shall restore the demised premises after removal to a condition reasonably to the LANDLORD, but in no event better than the condition they were in prior to such removal.

As used in this Section 21.1, "personal property" shall not mean fixtures which are commonly considered part of the demised premises.


                                 ARTICLE XXII

                               Tenant's Default
                               ----------------

22.1 It is covenanted and agreed that if the TENANT shall neglect or fail to pay the rent and other charges herein provided on the due date, or within seven
(7) days thereafter, or shall neglect or fail to perform or observe any of the other covenants, terms, provisions or conditions contained in these presents and on his part to be performed or observed within fifteen (15) days of written notice of default, provided that IF, during said fifteen (15) day period TENANT has commenced curing said default, TENANT shall be given a reasonable amount of time to diligently cure said default, or if the estate hereby created shall be taken on execution or by other process of law, or if the TENANT or Guarantor shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the TENANT or Guarantor for the benefit of creditors, or if a receiver, trustee in bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the TENANT'S or Guarantor's property by a court of competent Jurisdiction or a petition shall be filed for the reorganization of the TENANT or Guarantor under any provisions of the Bankruptcy Act now or hereafter enacted, and any proceedings not dismissed within sixty (60) days after It is begun, or if TENANT or Guarantor shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts then, and in any of the said cases (notwithstanding any release or any consent in a former instance), the LANDLORD lawfully may, immediately or at any time thereafter and without demand or notice, enter into and upon the said premises or any part thereof in the name of the whole and repossess the same as of LANDLORD'S former estate, and expel the TENANT and those claiming through or under TENANT and remove TENANT'S or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or precedence breach of covenant and upon entry as aforesaid, this Lease shall terminate.

     The TENANT covenants and agrees, notwithstanding any entry or re-entry by the LANDLORD whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would under the provisions of this Lease, become due if this Lease had not been terminated, or if the LANDLORD had not entered or re-entered as aforesaid, and whether the demised premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof, together with reasonable costs including attorney fees if placed with an attorney for collection or for possession of Premises, but in the event the demised premises be relet, in whole or in part, by the LANDLORD, the TENANT shall be entitled to a credit in the net amount of rent received by the LANDLORD in reletting after deduction of all expenses reasonably incurred in reletting the demised premises and in collecting the rent in connection therewith.

     As an alternative, at the election of the LANDLORD, the TENANT will, upon such termination pay to the LANDLORD as damages, such a sum as at the time of such termination represents the present value of the amount in excess, if any, of the then value of the total rent and other benefits which would have accrued to LANDLORD under this Lease for the remainder of the Lease term if the Lease term had been fully complied with by TENANT over and above the then cash rental value (in advance) of the Premises for the balance of the term, together with reasonable costs, including attorney fees if placed with an attorney for collection.

22.2 If LANDLORD shall terminate this Lease by reason of a condition of default, TENANT, and those claiming under TENANT, shall, within ten (10) days after the termination of the Lease, remove their goods and effects from the demised premises. If TENANT or any such claimant shall fail to effect such removal forthwith, LANDLORD, without liability to TENANT or to those claiming under TENANT, may remove such goods and effects and may, store the same for the account of TENANT or of the owner thereof in any place selected by LANDLORD or, at LANDLORD'S sole election, LANDLORD may sell the same at public auction or private sale on such terms and conditions as to price, payment and otherwise as LANDLORD, in LANDLORD'S sole judgment, may deem advisable. Notwithstanding, the foregoing, LANDLORD'S disposition of TENANT'S goods and effects shall be subject to the provisions of M.G.L.A. Chapter 106, Section 9-504.

22.3 Except with respect to the payment of rent to be paid by the TENANT hereunder, neither party shall be in default in the performance of any of their obligations hereunder unless and until such party shall have failed to perform such obligations within fifteen (15) days or such additional time as is reasonably required to correct any such default after written notice by the other party properly specifying wherein such party has failed to perform any such obligation.

                                 ARTICLE XXIII

                               Invalid Provision
                               -----------------

23.1 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                 ARTICLE XXIV

                             Successors or Assigns
                             ---------------------

24.1 Except as herein otherwise specifically provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of the LANDLORD and the TENANT. Each term and each provision of this Lease to be performed by the LANDLORD or the TENANT shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of TENANT is not intended to constitute a consent to assignment by TENANT, but has reference only to those instances in which the LANDLORD may later give written consent to a particular assignment as required by provisions of this instrument.


                                  ARTICLE XXV

                                     Waiver
                                     ------

25.1 One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same covenant or condition and a consent or approval to or of any act requiring consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar act.


                                  ARTICLE XXVI

                                    Notices
                                    -------

26.1 All notices given from one party to the other shall be sent to the mailing, address as set forth in ARTICLE I by recognized overnight courier service, or by Registered or Certified Mail, Return Receipt Requested, or to such other address as the parties shall, from time to time, designate by notice, in writing, given in the manner required hereunder; provided, however, any notice given to LANDLORD shall also be given to LANDLORD'S attorney, JAY Z. AFPANE, ESQUIRE, of Phillips, Silver, Talman & Aframe, P.C., 340 Main Street, Suite 900' Worcester, Massachusetts, 01609 and any notice given to TENANT shall also be given to TENANT'S attorney, JEFFREY A. HERMANSON, ESQUIRE, of Hale and Dorr LLP, 60 State Street, Boston, MA 02109.


                                 ARTICLE XXVII

                                Entire Contract
                                ---------------

27.1 This Lease embodies the entire contract of the parties hereto and shall not be altered, chanced or modified in any respect, except in writing,


                                ARTICLE XXVIII

                               Marginal Headings
                               -----------------

28.1 The article headings used herein are for convenience and reference purposes only and are not to be construed as part of this Lease.


                                  ARTICLE XXIX

                               Real Estate Broker
                               ------------------

29.1 TENANT and LANDLORD each warrant and represent that they have dealt with no real estate broker concerning the demised premises except Kelleher and Sadowsky Associates, to which LANDLORD is responsible for a commission, and Avalon Partners which will share the commission with Kelleher and Sadowsky Associates, and each party agrees to indemnify and hold harmless the other party from any claim for a brokerage commission by any other broker arising out of the acts or agreements of that party.


                                  ARTICLE XXX

                                 Governing Law
                                 -------------

30.1 This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may, from time to time, exist.


                                 ARTICLE XXXI

                                     Sign
                                     ----

31.1 TENANT shall have the right, at TENANT'S own cost and expense, and in compliance with all applicable laws and with any necessary permits, to erect a sign on the front of the building with the written approval of the LANDLORD, which approval shall not be unreasonably withheld.


                                 ARTICLE XXXII

                                  Limitation
                                  ----------

32.1 It is specifically understood and agreed that there shall be no personal liability of LANDLORD (nor LANDLORD'S agents) in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by the LANDLORD of obligations under this Lease, TENANT shall look solely to the equity of the LANDLORD including any available insurance or eminent domain proceeds for the satisfaction of TENANT'S remedies.


                                ARTICLE XXXIII

                                   Self Help
                                   ---------

33.1 If the TENANT shall fail to perform any Of the TENANT'S covenants or agreements herein contained, the LANDLORD may, if LANDLORD so elects, without prejudice default, immediately or at any time to LANDLORD'S other remedies and without waiving any time thereafter, and without notice and without awaiting the expiration of any grace period, enter upon the leased premises without termination of this Lease and do any and all such acts as may be necessary, proper or convenient to cure such default, and the TENANT agrees, upon demand, to pay as additional rent the damage, cost and expense, including reasonable attorney's fees, incurred by the LANDLORD in so doing, together with interest thereon at the rate of twelve (12%) percent per annum to date of payment.


                                 ARTICLE XXXIV

                               Security Deposit
                               ----------------

34.1 Upon the execution of this Lease, the TENANT has paid to the LANDLORD, the sum of SIX THOUSAND SEVEN HUNDRED SIX ($6,706.00) DOLLARS as security for the full and faithful performance by the TENANT of all of the terms of this Lease required to be performed by the TENANT. In the event of a sale of the property in which the leased premises are a part, the LANDLORD shall have the right to transfer the security deposit to the purchaser to be held under the terms of this Lease and the LANDLORD shall thereupon be released from all liability for the return of such security to the TENANT. The LANDLORD shall not be obliged to pay any interest on account of such security deposit and the TENANT shall not assign or encumber the amount deposited with the LANDLORD and neither the LANDLORD nor the LANDLORD'S successors or assigns shall be bound by any such assignment or encumbrance. TENANT shall not use the security deposit as payment of the last months' rent hereunder. If TENANT is not in default under any of the terms and conditions and has duly performed all of its obligations hereunder then, upon the expiration of this Lease, LANDLORD shall return the security deposit.

                                 ARTICLE XXXV

                               Option to Extend
                               ----------------

35.1 TENANT shall have the option to extend the term of this Lease for one additional period of five (5) years, commencing March 1, 2003, upon all of the same terms and conditions as set forth herein, except at such rent as the parties may mutually agree upon, or if the parties are unable to agree then at the then market rent determined by appraisal, which shall include periodic adjustments each year for cost of living increases, in the manner set forth below. The TENANT and the LANDLORD shall each select an appraiser qualified to do commercial real estate appraisals in the Worcester area, which two appraisers shall select a third appraiser also so qualified. The three appraisers shall by majority decision agree upon the fair market rent for the premises for the option years with appropriate annual cost of living increases. The parties each agree to select an appraiser no less than 45 days prior to the termination of the Lease. The two appraisers so chosen shall thereafter forthwith choose the third appraiser, and all three shall meet and reach their decision at least ten days prior to the termination of the initial lease period and shall inform the LANDLORD and TENANT in writing of the rent that shall be paid for the option period. Each party shall pay the cost of the appraisers chosen by that party and will share equally in the cost of the third appraiser. The option to extend said Lease is subject to TENANT notifying LANDLORD by giving notice at least one hundred eighty (180) days prior to the termination of the then original lease period, time being of the essence. Said option to extend shall be conditioned upon the Lease then being in full force and effect and the TENANT not being in default after the expiration of any applicable cure period under any term or provision of said Lease, as of the date that the option to extend is exercised and as of the date of the commencement of the option period.


                                 ARTICLE XXXVI

36.1 Should the remaining space in the building be made available for rent to a party other than the present tenant of that space, or other than to any entity controlled by the present tenant, or any stockholder of the present tenant,or child or sibling of such a stockholder, the TENANT shall have the right to rent all such space and not a portion thereof, at the same square footage rental as TENANT is then paying, for the demised premises, for such term which will coincide with the then remaining term of this Lease, with rental increases in the same proportion as the rental increases as provided in this Lease, with Tenant's percentage share increased to 100% and TENANT shall then become responsible for the maintenance and repair of the furnace as well. LANDLORD shall notify TENANT in writing of LANDLORD'S intent to rent the space and TENANT shall have thirty (30) days to inform LANDLORD in writing of its exercise of its rights hereunder. The Lease for such additional space shall commence fifteen (15) days after such notice by TENANT to LANDLORD or such later date as LANDLORD makes the space available to TENANT, but not later than 45 days after such notice. If TENANT fails to exercise its rights hereunder, within said thirty (30) day period, TENANT'S rights under this Article shall terminate and be null and void. Said rights of TENANT hereunder shall be conditioned upon the Lease then being in full force and effect and the TENANT not being in default after the expiration of any applicable cure period under any term or provision of said Lease, as of the date that the rights hereunder are exercised and as of the date of the commencement of occupancy of the additional space.


                                ARTICLE XXXVII

                             Estoppel Certificate
                             --------------------

37.1 TENANT shall furnish to LANDLORD, or LANDLORD'S prospective mortgage or buyer, within five days of a written request therefor, an estoppel certificate affirming certain facts as to the lease, including rental payments, default and any other reasonably pertinent matters.

                                ARTICLE XXXVIII

                                Notice of Lease
                                ---------------

38.1 At the request of either party the other party hereto agrees to execute a notice of lease, in recordable form, reasonably satisfactory to each, to be recorded at the Worcester District Registry of Deeds.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this 5th day of March, 1998. This instrument may be executed in any number of counterpart copies, each of which counterpart shall be deemed an original for all purposes.

                                            /s/ Harold W. Slovin
                                            --------------------------
                                            HAROLD W. SLOVIN, LANDLORD


                                            K & D MAGMOTOR CORPORATION, TENANT

                                            /s/ Richard A. Rio
                                            --------------------------------
                                            By: Richard A. Rio
                                            Duly Authorized General Manager


                                    GUARANTY

     The undersigned SATCON TECHNOLOGY CORPORATION, the parent company of TENANT, does hereby absolutely and unconditionally guaranty each and every obligation of the TENANT contained in the foregoing Lease including any extension of said Lease or addition to the amount of space rented as provided in said Lease. The undersigned's responsibility under this Guaranty shall not in any way be affected by reason of TENANT'S obligations under this Lease being deemed invalid or discharged. The undersigned agrees that the LANDLORD may proceed to enforce this guaranty, before proceeding against the TENANT for any amounts owing under the Lease. The undersigned further agrees to pay to LANDLORD all costs including attorney's fees and expenses incurred by LANDLORD in connection with this Guaranty and the enforcement thereof. The undersigned does hereunto set its hand and seal this 5th day of March, 1998.


                                             SATCON TECHNOLOGY CORPORATION

                                             /s/ Michael C. Turmelle
                                             ----------------------------------
                                             By: Michael C. Turmelle its VP CFO
                                             Duly Authorized

                                   Exhibit A


            [Diagram of building facing Higgins Street, located at
                 121 Higgins Street, Worcester, Massachusetts]

                                   Exhibit B

LANDLORD agrees to make the following repairs and improvements to the premises:



1. LANDLORD at LANDLORD'S cost will separately meter the gas and electricity services to the premises.

2. LANDLORD will build out an interior dividing wall between the demised premises and the remainder of the building, the cost of which will be shared equally by LANDLORD and TENANT.